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                                                                    EXHIBIT 23.1


                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
FirstFederal Financial Services Corp.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement on Form S-4 of FirstFederal Financial Services Corp. (the "Corporation"). The Corporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", in 1997.


/s/ KPMG Peat Marwick LLP

Cleveland, Ohio
May 1, 1998